Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners of
PVR Partners L.P.:

We consent to the incorporation by reference in the registration statements (Nos. 333-185179, 333-181690, 333-174578, and 333-169307) on Form S-3 and in the registration statements (Nos. 333-140088, 333-167082, and 333-178573) on Form S-8 of Regency Energy Partners, LLC of our reports dated February 28, 2014, with respect to the consolidated balance sheets of PVR Partners, L.P. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and partners’ capital for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports are included in the December 31, 2013 Annual Report on Form 10-K of PVR Partners, L.P. incorporated by reference in the Form 8-K/A of Regency Energy Partners, LLC dated March 14, 2014.

                /s/ KPMG LLP
Houston, Texas
March 14, 2014